AMERIANA NEWS RELEASE

Ameriana Bancorp
2118 Bundy Avenue
P.O. Box H                     Contact:  Harry J. Bailey
New Castle, Indiana                      President and Chief Executive Officer
47362-1048                               (765) 529-2230
765-529-2230/1-800-487-2118

                 AMERIANA BANCORP REPORTS FIRST QUARTER RESULTS


NEW CASTLE, Ind. (May 7, 2004) - Ameriana Bancorp (NASDAQ/NM: ASBI) today announced results for the first quarter ended March 31, 2004. Net income for the quarter totaled $471,000 or $0.15 per diluted share versus net income of $755,000 or $0.24 per diluted share in the year-earlier period. Net interest income for the first quarter was $2,961,000 compared with $3,128,000 in the year-earlier period, while the provision for loan losses amounted to $150,000 for both periods.

     Commenting on the results, Harry J. Bailey, President and Chief Executive Officer, attributed the Company's lower comparative earnings for the period primarily to pressures brought about by the current interest rate environment. "Following the sale of two branches last year, and with a concomitant reduction in net interest-bearing assets, we had planned to increase our loan portfolio in the first quarter on the expectation that loan volume would be more robust - consistent with the general presumption that an economic recovery continues to gain traction," he said. "Instead, our loan volume did not meet expectations and we actually witnessed increased pay-downs of existing loans, factors that both appear to relate to a heightened competitive market brought about by historically low interest rate levels. At the same time, as expected, we experienced slight margin pressure due to the low-rate environment and its effect on our interest income. In combination, these factors resulted in lower net interest income for the quarter versus the same period last year. Lower-than-expected volume also reflected a significant cooling of home loan refinancing activity since the second half of 2003, which in turn reduced our other income (in the form of gains on sales of loans) to $78,000 in the first quarter of 2004 from $483,000 in the year-earlier period."

     Bailey noted that Ameriana has continued to place great emphasis on limiting possible losses on non-accruing loans, which totaled approximately $7.6 million at March 31, 2004. Due to these efforts, and because of significant specific reserves already placed against these loans, the Company believes that no further losses will be realized on current non-accrual loans. To the contrary, Bailey said he anticipates some recoveries on these loans in the coming year.


                                     -MORE-

ASBI Reports First Quarter Results
Page 2
May 7, 2004


     "Anticipating some slowdown in home loan refinancings in the first half of 2004, as well as continued margin pressure, we have taken several steps, and plan additional measures, to help control increases in expenses and enhance the efficiency of our operations," Bailey continued. "The most significant of these was our decision in March to close Ameriana Bank's appraisal department at the end of April 2004, reflecting our belief that it will be more economical to outsource these services going forward, especially considering the outlook for lower home refinancing activity in the near term. Although we incurred a small charge in the first quarter in connection with this step, we estimate annual cost savings of as much as $150,000 to $200,000 going forward. Additionally, we have continued to respond to rising employee benefit costs, modifying our pension plan to reduce pension expense approximately $325,000 annually and making design changes to our medical insurance plan to help contain future cost increases.

     "We believe the low interest rate environment will continue to pressure interest margins and volume in the near term, which together with the slowdown in home loan refinancing activity should make earnings comparisons difficult again in the second quarter," Bailey added. "However, we also are confident that the steps we are taking to control expenses, our continued initiatives to grow fee income, and the recent opening of our new branch in McCordsville will produce more apparent and tangible results for us in the second half of 2004."

     Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

     This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "believe," "anticipate," "should," and "will," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, the eventual outcome of litigation to enforce certain surety agreements, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                                     -MORE-

ASBI Reports First Quarter Results
Page 3
May 7, 2004


                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)


                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31
                                                                                      2004                2003
                                                                                  -------------      --------------
Interest income                                                                   $       4,705      $       6,188
Interest expense                                                                          1,744              3,060
                                                                                  -------------      -------------
Net interest income                                                                       2,961              3,128
Provision for loan losses                                                                   150                150
                                                                                  -------------      -------------
Net interest income after provision for loan losses                                       2,811              2,978
Other income                                                                                978              1,205
Gain (loss) on disposition of investments                                                    --                 40
Other expense                                                                             3,351              3,270
                                                                                  -------------      -------------
Income before income taxes                                                                  438                953
Income tax expense (benefit)                                                                (33)               198
                                                                                  -------------      -------------
Net income (loss)                                                                 $         471      $         755
                                                                                  =============      =============
Earnings (loss) per basic and diluted share                                       $        0.15      $        0.24
                                                                                  =============      =============
Weighted average shares outstanding
   Basic                                                                                  3,149              3,148
                                                                                  =============      =============
   Diluted                                                                                3,163              3,148
                                                                                  =============      =============

Dividends declared per share                                                      $        0.16      $        0.16
                                                                                  =============      =============


                                                                                    MARCH 31           DECEMBER 31
                                                                                      2004                2003
                                                                                  -------------      --------------
Total assets                                                                      $     427,316      $      402,453
Cash and other investments                                                               47,603              14,549
Investment securities                                                                   139,456             137,788
Loans, net                                                                              195,354             204,141
Deposits                                                                                349,641             345,744
Borrowed funds                                                                           30,065              10,230
Shareholders' equity                                                                     39,430              38,874
Non-performing loans                                                                      7,649               8,383
Book value per share                                                                      12.52               12.35


                                     -END-